Exhibit 99.1

CONSULTING AGREEMENT

This exclusive Consulting Agreement is made and effective the 16th day of November 2005, by and between Mannatech, Incorporated (“Mannatech”), a Texas corporation with its principal place of business located at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019 and Fredrick Media, LLC with its principal business address located at 2250 Morriss Rd., Suite 214, Flower Mound, Texas 75028 (“Consultant”), hereinafter collectively referred to as the “Parties”.

RECITALS:

WHEREAS, Mannatech develops and sells proprietary nutritional supplements and topical products (“Products”) through a network marketing system and which compensates its distributors (“Associates”) by a defined compensation plan throughout the United States, Canada, Australia, New Zealand, S. Korea, Japan, Germany, Denmark, Taiwan and the United Kingdom;

WHEREAS, in connection with the development of its business, Mannatech wishes to engage the Consultant’s unique knowledge and abilities to provide consultation and technical expertise in the areas of internet technology as otherwise set forth in the proposal as attached hereto as Exhibit “A”, “Proposal” ;

WHEREAS, Mannatech intends to enter into a confidential relationship with the Consultant in which he will acquire an intimate knowledge and access to Mannatech’s business and proprietary product information. Mannatech will permit the Consultant to have access to and to utilize the business goodwill, cost and pricing information, Confidential Information (as defined in this Agreement) and various trade secrets of Mannatech developed by Mannatech and essential to its business; and

WHEREAS, the Consultant will be a key Consultant of Mannatech and Mannatech will provide or has provided the Consultant with access to such Confidential Information and trade secrets in reliance upon the Consultant entering into this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and Agreements contained herein, the parties agree as follows:

ARTICLE I.

DUTIES AND COMPENSATION

1.1	Term. As with most of its Consultants, this Agreement may be terminated upon written notice of termination without further obligation to Consultant except for payment due for services rendered prior to date of such termination.

1.2	Compensation.

1.2.1

Base Compensation. Mannatech agrees to compensate Consultant as outlined in Exhibit “A”. As to Consultant’s services rendered, Consultant shall submit an invoice monthly to Mannatech (Attention: Terrie Bayless ) for services rendered for the prior month in pursuit of the services in Section 5. Consultant agrees that during the term of this Agreement, he will be considered an independent contractor for federal income tax and all other purposes and will accordingly file, remit and pay all required amounts attributable to his income as an independent contractor to any and all taxing authorities, as required. This Agreement shall not be construed to establish an employment, partnership, or other relationship other than that of an independent contractor. Mannatech will issue an IRS Form 1099 reporting the payments of all Fees, and Consultant shall indemnify Mannatech and hold it harmless from any and all taxes, penalties, and interest assessed by any taxing authority as a result of the payment of any Fee.

1.3	Independent Contractor. The relationship between the Consultant and Mannatech is that of independent contractor under a “work for hire” arrangement and that all work product developed by him for Mannatech shall be deemed owned and assigned to Mannatech in accordance with Article IV of this Agreement. This Agreement does not grant authority for the Consultant to act for Mannatech as its agent or make commitments for Mannatech. The Consultant will not be eligible for any employee benefits, nor will Mannatech make deductions from compensation paid to him for taxes, insurance, bonds or the like. The Consultant retains the discretion in performing the tasks assigned, within the scope of work specified.

1.3.1	Scope of Services. The Consultant and Mannatech agree that upon reasonable notice and mutual Agreement as to each instance, Consultant’s undertakings under the terms of this Agreement shall include, but not necessarily be limited to the activities and other duties as requested and as set forth and incorporated herein as Exhibit “A”. The Consultant agrees to provide Mannatech with a separate Scope of Work in writing for each project once the Discovery phase is concluded, as set forth in Exhibit “A”. Mannatech shall have thirty (30) days to review the Scope of Work and may terminate this Agreement, in accordance with the terms of Section 1.1 of this Agreement, at any time without further obligation.

The Consultant further agrees that:

1.3.2	The Parties agree that during the term of this Consulting Agreement, Consultant will continue to hold Mannatech Independent Associate Positions (whether in an individual capacity or in concert with his wife), collectively referred to as the “Positions”. As such, he shall be free to operate the Positions provided such activity as a Consultant and Mannatech Independent Associate comports with the Independent Associate Policies & Procedures, as amended from time to time and attached hereto as attached hereto and incorporated herein as Exhibit “B” – “Policies & Procedures.” Nothing contained herein shall be deemed as a waiver of any Policies & Procedures or any of the terms and conditions governing the Consultant’s Associate Positions, including but not limited to policies related to termination of Associate positions and cross-sponsoring of Associate positions. Nothing contained in this provision is intended to limit the provisions of this Agreement with regard to Non-Competition and Non-Solicitation.

1.3.3	He will perform diligently and to the best of his abilities the duties and services on behalf of Mannatech, as well as such additional undertakings upon which the Parties may mutually agree from time-to-time.

1.4	Disclosure. Consultant has fully disclosed that he has an ownership interest in Fredrick Media, LLC and Killian Fredrick, LLC and also a trustee of the Fredrick Children’s Trust and further that he is the son of Stan Fredrick, Mannatech’s Lead Director and major shareholder.

ARTICLE II.

RESTRICTIVE COVENANTS

2.1	Consideration. The Company agrees to provide the Consultant with CONFIDENTIAL INFORMATION, specialized training, and/or other proprietary business information from the Company immediately upon commencement of this Agreement, including CONFIDENTIAL INFORMATION as identified in Article III. Consultant acknowledges that specialized training and the CONFIDENTIAL INFORMATION provided by the Company is valuable to the Company and, therefore, the Company’s investment in the training and the protection and maintenance of the CONFIDENTIAL INFORMATION constitutes a legitimate interest to be protected by the Company by the covenant not to compete set forth in this Section.

The Consultant acknowledges that (i) these non-competition and non-solicitation covenants are ancillary to or a part of an otherwise enforceable agreement, such being the agreements concerning confidentiality and non-disclosure of CONFIDENTIAL INFORMATION, and (ii) that at the time that this non-competition covenant is made, the limitations as to time, geographic scope, and activity to be restrained, as defined herein, are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company.

2.2	Non-Compete and Non-Solicitation. In consideration of the mutual promises contained in this Agreement, including the specialized training, CONFIDENTIAL INFORMATION, and other proprietary information, the sufficiency of which is acknowledged by the parties, Consultant agrees that during the term of this Agreement and for a period of twelve (12) calendar months thereafter, Consultant will not, either as principal, agent, manager, employee, partner, shareholder, director, officer, consultant or otherwise, directly or indirectly:

2.2.1	Become associated or affiliated with, employed by, financially interested in, or be a spokesperson for any business operation which engages in the direct selling business of glyconutritional technology, or which competes in the business currently engaged in by the Company or any of its subsidiaries or affiliates, including but not limited to, the type of activities in which the Company was engaged during Consultant’s tenure, such as the direct sale, network and/or multi-level marketing of glyconutritional supplements or skin care; and,

2.2.2	Solicit or attempt to solicit the business or patronage of any Associate, person, firm, corporation, partnership, association, department of government or other entity with whom the Company has had any contract during this Agreement and for a period of twelve (12) calendar months preceding the date of this Agreement (“Customers”), or otherwise induce such Customers to reduce, terminate, restrict or otherwise alter business relationships with the Company in any fashion.

2.3	Geographic Scope. In recognition of the scope of the Consultant’s responsibilities, and the broad geographic scope of the Company’s business operations throughout the entire United States, and the ease of competing with the Company, the restrictions on competition set forth herein are intended to cover those cities and states in the United States of America and foreign countries in which the Company does business on the date of the execution of this Agreement.

2.4

Unique Relationships with Customers and Associates. Consultant agrees that in the highly competitive business in which the Company is engaged, personal contact is of primary importance in securing new and retaining present Associates and customers. The Consultant also agrees that the Company has a legitimate interest in maintaining its relationships with its Associates and customers and that it would be unfair for the Consultant to solicit the business of the Company’s Associates and customers, and exploit the personal relationships the Consultant develops with the Company’s Associates and customers by virtue of the Consultant’s access to the Company’s customers as a result of the Consultant’s employment by the Company.

As set forth above, the Consultant acknowledges that at the time that this non-solicitation covenant is made, that the limitations as to time and geographic area are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Mannatech.

ARTICLE III.

CONFIDENTIAL INFORMATION

3.1	During the course of this Agreement, the Consultant will be given access to Mannatech’s Confidential Information concerning its Products and its business operations.

3.2	For purposes of this Agreement “Confidential Information” shall mean and include information disclosed to the Consultant or known by him through his relationship with Mannatech, not generally known in Mannatech’s industry, or otherwise known to him or received from a source other than the Mannatech about Mannatech’s products, processes and services, including but not limited to information concerning inventions, trade secrets, research and development, as well as all data or information concerning customers (including, Associates), customer lists (including downline reports and similar reports of business activities and relevant information concerning persons who conduct the same), prospect lists, mailing lists, sales leads, contracts, financial reports, sales, purchasing, price lists, product costs, marketing programs, marketing plans, business relationships, business methods, accounts payable, accounts receivable, accounting procedures, control procedures and training materials.

3.3	The Consultant recognizes that his position with Mannatech is one of the highest trust and confidence by reason of his access to the Confidential Information and he agrees to use his best efforts and will exercise utmost diligence to protect and safeguard the Confidential Information. In this respect, the Consultant agrees that fulfilling the obligations of this Article 3 is part of his responsibilities for which he has been retained as a Consultant and for which he will receive consideration.

3.4	Except as may be required by Mannatech in connection with and during the term of this Agreement, or with the express written permission of Mannatech, the Consultant shall not, either during his work as a consultant with Mannatech or at any time thereafter, directly or indirectly, download, print out, copy, remove from Mannatech’s premises, use for his own benefit or for the benefit of another, or disclose to another, any Confidential Information of Mannatech, its customers, contractors, or any other person or entity with which Mannatech has a business relationship.

3.5

The Consultant agrees that all files, memoranda, data, notes, records, drawings, charts, graphs, analyses, letters, reports or other documents or similar items made or compiled by him, made available to him or otherwise coming into his possession during the term of this Agreement concerning any process, apparatus or products manufactured, sold, used, developed, investigated or considered by Mannatech concerning the Confidential Information or concerning any other business or activity of Mannatech shall remain at all times the property of Mannatech and shall be delivered to Mannatech upon termination of this Agreement or at any other time upon request. The foregoing notwithstanding, the Consultant’s search engine optimization and ranking strategies are not covered by this paragraph and the Consultant retains ownership thereof.

3.6	The Consultant agrees that during the term of this Agreement or upon its termination, and if requested by Mannatech to do so, he will sign an appropriate list of any and all Confidential Information of Mannatech of which he has knowledge about or which he has acquired information.

3.7	The Consultant acknowledges that the violation of any of the provisions of this Article 3 will cause irreparable loss and harm to Mannatech which cannot be reasonably or adequately compensated by damages in an action at law, and accordingly, Mannatech will be entitled, without posting bond or other security, to injunctive and other equitable relief to enforce the provisions of this Article 3; but no action for any such relief shall be deemed to waive the right of Mannatech to an action for damages.

ARTICLE IV

RESULT OF CONSULTANT’S SERVICES

Mannatech will be entitled to and will own all the results and proceeds of the Consultant’s services under this Agreement, including without limitation, all rights throughout the world to any copyright, patent, trademark or other right and to all ideas, inventions, products, programs, procedures, formats and other materials of any kind created or developed or worked on by the Consultant in connection with his duties under this Agreement; the same shall be the sole and exclusive property of Mannatech; and the Consultant will not have any right, title, or interest of any nature or kind. Without limiting the foregoing, it will be presumed that any copyright, patent, trademark or other right and any idea, invention, product, program, procedure, format or material created, developed or worked on by the Consultant for Mannatech at any time during the term of this Agreement will be a result or proceed of his services under this Agreement. The Consultant will take such action and execute such documents as Mannatech may request to warrant and confirm Mannatech’s title to and ownership of all such results and processes and to transfer and assign to Mannatech any rights which he may have in such property. The Consultant’s right to any compensation under this Agreement will not constitute a lien on any results or proceeds resulting from his services under this Agreement. The foregoing notwithstanding, the Parties agree that Consultant has previously developed technology and/or intellectual property prior entering this Agreement. As such, he shall retain ownership of such technology and/or intellectual property following execution of this Agreement.

ARTICLE V

MISCELLANEOUS

5.1

Enforcement. It is the express intention of the parties to this Agreement shall comply with all laws applicable to the covenants and provisions contained in this Agreement. If any of the covenants contained in this Agreement are found to exceed in duration or scope permitted by law, it is expressly agreed that such covenant may be reformed or modified (“Reformation”). The Reformation shall be governed by a final judgment of a court of competent jurisdiction or other lawful constituted authority, as the case may be, to reflect a lawful and enforceable duration or scope, and such covenant automatically shall be deemed to be amended and modified so as to comply. If any one or more of the provisions in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, even after reformation, such invalidity, illegality or unenforceability shall not affect the enforceability or validity of any other provision contained in this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been a part of this Agreement.

5.2	Compliance with Law. In connection with the Consultant’s services rendered in connection with this Agreement, the Consultant agrees to abide by all federal, state, and local laws, ordinances and regulations in which the performance of this Agreement takes place.

5.3	Notices. Notices required to be given under this Agreement shall be in writing and shall be deemed to have been given and received when personally delivered, or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by overnight delivery service.

5.4	No Agency. This Agreement does not constitute a joint venture or partnership of any kind between Mannatech and the Consultant.

5.5	Assignment. Because this is a personal services contract, this Agreement may not be assigned by the Consultant. Mannatech may, at its sole discretion assign this Agreement and such assignment shall be binding and inure to the benefit of its respective successors, assigns, and legal representatives as the case may be.

5.6	Representation by Consultant. Consultant hereby represents and warrants to Mannatech that the execution of this Agreement by Consultant and Consultant’s performance of his duties hereunder will not conflict with, cause a default under, or give any party a right to damages under any other agreement to which Consultant is a party or is bound.

5.7	Waiver. A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or any breach of such term or condition.

5.8	Captions. The headings of the sections in this Agreement are intended solely for convenience of reference and are not intended and shall not be deemed for any purpose whatsoever to modify or explain or place constriction upon any of the provisions of this Agreement.

5.9	Governing Law. The parties agree that this Agreement shall be governed by the laws of the State of Texas without regard to the conflicts of law principles. The parties further agree that exclusive jurisdiction and venue to enforce this Agreement shall be in a state or federal court of appropriate jurisdiction in Dallas County, Texas and as such, each party consents to personal jurisdiction in Dallas County, Texas.

5.10	Disclosure. The parties agree to keep confidential the specific terms of this Agreement, and shall not disclose its terms to any person except the financial, tax and legal advisors of the other (and the Board of Directors of Mannatech) unless required to disclose the same to others by legal process, in which event the Party so ordered shall first give notice to the other party and an opportunity to seek a protective order. This Agreement may be disclosed or appended as an exhibit to any securities filing required to be made by Mannatech. However, after having been so disclosed or appended, the Consultant shall have no further duty of confidentiality concerning this Agreement, as set forth in this paragraph.

5.11	Consultant Acknowledgement. The Consultant affirms and attests by signing this Agreement that he has read this Agreement before signing it and that he fully understands its purposes, terms, and provisions, which he hereby expressly acknowledges to be reasonable in all respects. The Consultant further acknowledges receipt of one (1) copy of this Agreement.

5.12	Counterparts. This Agreement may be executed in multiple counterparts, any one of which will be deemed an original, but all of which will constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement is executed by the parties hereto, effective as of the 16th day of November, 2005

CONSULTANT:
Fredrick Media, LLC

By:	/s/ Landen Fredrick
Landen Fredrick
Its:	President

MANNATECH:

MANNATECH, INCORPORATED a Texas Corporation

By:	/s/ Terry L. Persinger
Terry L. Persinger
Its:	President

Exhibit A

CONSULTING SERVICES PROJECTS SUMMARY FOR V2.0 Prepared by Landen Fredrick President November 16, 2005

Fredrick Media, LLC 2250 Morriss Rd. Suite 214 Flower Mound, TX 75028 972.691.1930 972.839.8729 (m) Landen@FredrickMedia.com

REVISION HISTORY

Name	Date	What Changed	Version
Landen Fredrick	11/07/05	Initial Draft	1.0
Landen Fredrick	11/09/05	Revised with additional hours for Mannapages & Corporate redesign of website.	2.0

INTRODUCTION

This Projects Summary dated November 15, 2005 sets forth an estimated scope and definition of the consulting services, work and/or project to be provided by Fredrick Media, LLC to Mannatech Inc. from November 1, 2005 to December 31, 2006. Fredrick Media’s consulting services are divided across three projects which include to:

A.	Assist in the development of a temporary replacement system for Mannapages

B.	Assist with the development of the Mannatech corporate website redesign and construction project

C.	Project manage and drive other various marketing, training and compliance projects

1.	Targeted Website Ranking

2.	Trademark Monitoring System

3.	Online Compliance Tutorial Program

This projects summary outlines each project, the services and deliverables associated with each, as well as Fredrick Media’s time and cost estimates.

Fredrick Media will develop a separate Scope of Work for each project once the Discovery phase is concluded.

CONTACT INFORMATION

Name /Role	Contact Information
Landen Fredrick	Ph: 972-839-8729

President	Email: Landen@FredrickMedia.com

SERVICES AND DELIVERABLES

DELIVERABLE/MILESTONE	TASKS/DESCRIPTION
Design Develop Deploy replacement system for Mannapages	Analyze and compare options including developing externally, purchasing out of the box system or allocating resources internally to develop

Design Develop Deploy Corporate website redesign and construction project	Assist stakeholders by bringing an associate perspective

Discovery Deploy Targeted Website Ranking	One URL is deployed; Currently researching deployment of 7 additional URLs

Discovery Analysis Deploy Trademark Monitoring System	Will work with Cyveillance analyst to develop appropriate and accurate strategies

Design Develop Deploy Online Compliance Tutorial Program	Will work with marketing & compliance department to create an easy to follow tutorial program

PROJECT COST – CONSULTING SERVICES

	2005	2006
Outstanding Invoice #3035	$6,688	$—
Outstanding Invoice #3036	$5,438	—
Mannapages Replacement System	$8,438	$2,656
Corporate Website Construction & Redesign	$8,438	$10,938
Marketing & Compliance
Targeted Website Ranking	$2,813	$16,250
Trademark Monitoring System	$5,625	$16,250
Online Compliance Tutorial Program	$2,813	$16,250
Total	$40,250	$62,344

SUMMARY OF PROJECT COSTS

This total reflects both Fredrick Media consulting costs and those costs associated with exterior costs not factored in with the original budgets. Professional fees will be charged on a time and materials basis at an estimated cost of $40,250 for 2005 and $62,344 for 2006. This does not include expenses which are estimated at under 10% of the project fees.

	2005	2006
Mannapages Replacement System	$60,120	$—
Corporate Website Construction & Redesign	$—	$—
Marketing & Compliance
Targeted Website Ranking	$5,000	$126,000
Trademark Monitoring System	$74,870	$64,875
Online Compliance Tutorial Program	$—	$30,000
Consulting Services	$40,250	$62,344
Total	$180,240	$283,219

PAYMENT & INVOICING TERMS

Fredrick Media, LLC will invoice Mannatech for project fees monthly on a Net 30 basis.

SCOPE OF WORK EXPANSION

Should Mannatech require additional services outside the original Projects Summary, Developer will provide Client with a Scope of Work Expansion Document detailing services, scheduling, and pricing.

Project Authorization

Signature by an authorized representative of each party to this Statement of Work indicates the authority to proceed with the services as described.

AGREED TO AND ACCEPTED:

Mannatech, Inc.		Fredrick Media, LLC

Signed:	/s/ Terry L. Persinger	Signed:	/s/ Landen Fredrick

Name:	Terry L. Persinger	Name:	Landen Fredrick

Date:	11/16/05	Date:	11/16/05

Appendix: Fees, Hours & Technology Budget

Exhibit B

(Associates policies and procedures)